Exhibit 99.1

Contacts:	For Media:	John Calagna
(212) 578-6252

	For Investors:	Edward Spehar
(212) 578-7888

METLIFE TO ACQUIRE BBVA’S CHILEAN PENSION BUSINESS

FOR APPROXIMATELY $2 BILLION

Transaction Significantly Contributes to MetLife’s Emerging Market Strategy;

Transforms Business in Chile

NEW YORK, February 1, 2013 – MetLife, Inc. (NYSE: MET) announced today it has entered into a definitive agreement with BBVA to acquire AFP Provida S.A. (“Provida”), the largest private pension fund administrator in Chile. Under the terms of the agreement, MetLife will conduct a public cash tender offer for all of the outstanding shares of Provida, and BBVA has agreed to transfer its 64.3% stake to MetLife. Assuming all publicly-held shares are tendered, the purchase price, which MetLife will fund from its existing cash balances, would be approximately $2 billion.

In addition to the purchase price payable by MetLife in the tender offer, Provida shareholders are expected to receive from Provida, prior to the closing, dividends representing excess cash as well as the proceeds from the sale of Provida’s minority stakes in other businesses in Mexico and Peru, which are not being acquired by MetLife.

The acquisition of Provida aligns with MetLife’s strategic focus, which includes capitalizing on growth opportunities in emerging markets. The transaction also includes a small asset management business in Ecuador.

“With this acquisition, MetLife is delivering on a key component of our strategy – expanding our presence in emerging markets,” said Steven A. Kandarian, chairman, president and chief executive officer of MetLife, Inc. “MetLife is a leader in both life insurance and annuities in Chile, and Provida will further strengthen our position by adding the country’s top pension franchise. The acquisition also supports our focus on shifting our business mix to less capital intensive products. We expect it to be immediately accretive to earnings.”

With the acquisition of Provida, MetLife’s operating earnings from emerging markets are expected to grow from 14% today to approximately 17%. At current exchange rates on an unaudited IFRS accounting basis, net income for the business to be acquired, based on information publicly filed by Provida, was approximately $189 million for the 12 month period ended September 30, 2012. The transaction, which is anticipated to close in the third quarter of 2013, is expected to provide operating earnings accretion of approximately $0.05 per share in 2013 and $0.15 per share in 2014.

As of September 30, 2012, Provida had $45.3 billion in assets under management and 1.8 million contributors, both of which are the most in the Chilean pension industry.

“The assets, customers and intellectual capital this transaction brings into the MetLife family of businesses will transform our operations in Chile,” said William J. Wheeler, president, the Americas, MetLife, Inc. “We have great appreciation for the Provida franchise, and we believe their talented employees will be key to helping us reach our growth targets in the market.”

The tender offer described herein will be conducted in Chile and the United States and will be for all of the outstanding ordinary shares and American Depositary Shares of Provida.

The transaction, which is subject to receipt of certain regulatory approvals and other customary conditions, has been approved by the board of directors of MetLife.

BofA Merrill Lynch acted as financial advisor to MetLife. Skadden, Arps, Slate, Meagher & Flom LLP and Prieto y Cia served as legal advisors.

MetLife, Inc. is a leading global provider of insurance, annuities and employee benefit programs, serving 90 million customers. Through its subsidiaries and affiliates, MetLife holds leading market positions in the United States, Japan, Latin America, Asia, Europe and the Middle East. For more information, visit www.metlife.com.

This press release may contain or incorporate by reference information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, trends in operations and financial results.

Any or all forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining the actual future results of MetLife, Inc., its subsidiaries and affiliates. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance. Actual results could differ materially from those expressed or implied in the forward-looking statements. Risks, uncertainties, and other factors that might cause such differences include the risks, uncertainties and other factors identified in MetLife, Inc.’s filings with the U.S. Securities and Exchange Commission (the “SEC”). These factors include: (1) difficult conditions in the global capital markets; (2) concerns over U.S. fiscal policy and the “fiscal cliff” in the U.S., as well as rating agency downgrades of U.S. Treasury securities; (3) uncertainty about the effectiveness of governmental and regulatory actions to stabilize the financial system, the imposition of fees relating thereto, or the promulgation of additional regulations; (4) increased volatility and disruption of the capital and credit markets, which may affect our ability to seek financing or access our credit facilities; (5) impact of comprehensive financial services regulation reform on us; (6) economic, political, legal, currency and other risks relating to our international operations, including with respect to fluctuations of exchange rates; (7) exposure to financial and capital market risk, including as a result of the disruption in Europe and possible withdrawal of one or more countries from the Euro zone; (8) changes in general economic conditions, including the performance of financial markets and interest rates, which may affect our ability to raise capital, generate fee income and market-related revenue and finance statutory reserve requirements and may require us to pledge collateral or make payments related to declines in value of specified assets; (9) potential liquidity and other risks resulting from our participation in a securities lending program and other transactions; (10) investment losses and defaults, and changes to investment valuations; (11) impairments of goodwill and realized losses or market value impairments to illiquid assets; (12) defaults on our mortgage loans; (13) the defaults or deteriorating credit of other financial institutions that could adversely affect us; (14) our ability to address unforeseen liabilities, asset impairments, or rating actions arising from acquisitions or dispositions, including our acquisition of American Life Insurance Company and Delaware American Life Insurance Company (collectively, “ALICO”) and to successfully integrate and manage the growth of acquired businesses with minimal disruption; (15) uncertainty with respect to the outcome of the closing agreement entered into with the United States Internal Revenue Service in connection with the acquisition of ALICO; (16) the dilutive impact on our stockholders resulting from the settlement of common equity units issued in connection with the acquisition of ALICO or otherwise; (17) regulatory and other restrictions affecting MetLife, Inc.’s ability to pay dividends and repurchase common stock; (18) MetLife, Inc.’s primary reliance, as a holding company, on dividends from its subsidiaries to meet debt payment obligations and the applicable regulatory restrictions on the ability of the subsidiaries to pay such dividends; (19) downgrades in our claims paying ability, financial strength or credit ratings; (20) ineffectiveness of risk management policies and procedures; (21) availability and effectiveness of reinsurance or indemnification arrangements, as well as default or failure of counterparties to perform; (22) discrepancies between actual claims experience and assumptions used in setting prices for our products and establishing the liabilities for our obligations for future policy benefits and claims; (23) catastrophe losses; (24) heightened competition, including with respect to pricing, entry of new competitors, consolidation of distributors, the development of new products by new and existing competitors, distribution of amounts available under U.S. government programs, and for personnel; (25) unanticipated changes in industry trends; (26) changes in assumptions related to investment valuations, deferred policy acquisition costs, deferred sales inducements, value of business acquired or goodwill; (27) changes in accounting standards, practices and/or policies; (28) increased expenses relating to pension and postretirement benefit plans, as well as health care and other employee benefits; (29) exposure to losses related to variable annuity guarantee benefits, including from significant and sustained downturns or extreme volatility in equity markets, reduced interest rates, unanticipated policyholder behavior, mortality or longevity, and the adjustment for nonperformance risk; (30) deterioration in the experience of the “closed block” established in connection with the reorganization of Metropolitan Life Insurance Company; (31) adverse results or other consequences from litigation, arbitration or regulatory investigations; (32) inability to protect our intellectual property rights or claims of infringement of the intellectual property rights of others; (33) discrepancies between actual experience and assumptions used in establishing liabilities related to other contingencies or obligations; (34) regulatory, legislative or tax changes relating to our insurance, banking, international, or other operations that may affect the cost of, or demand for, our products or services, or increase the cost or administrative burdens of providing benefits to employees; (35) the effects of business disruption or economic contraction due to disasters such as terrorist attacks, cyberattacks, other hostilities, or natural catastrophes, including any related impact on our disaster recovery systems, cyber- or other information security systems and management continuity planning; (36) the effectiveness of our programs and practices in avoiding giving our associates incentives to take excessive risks; and (37) other risks and uncertainties described from time to time in MetLife, Inc.’s filings with the SEC.

MetLife, Inc. does not undertake any obligation to publicly correct or update any forward-looking statement if MetLife, Inc. later becomes aware that such statement is not likely to be achieved. Please consult any further disclosures MetLife, Inc. makes on related subjects in reports to the SEC.

Important Notice

The tender offer described herein has not yet commenced. The description contained herein is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any securities. At the time the tender offer is commenced, it shall be conducted in accordance with applicable law in Chile and the United States, and MetLife, Inc. or one or more of its wholly-owned affiliates will file a tender offer statement on either Schedule TO or Form CB with the Securities and Exchange Commission (the “Commission”) (and such documentation as may be required to be filed with applicable government authorities in Chile), and Provida will file a solicitation/recommendation statement on Schedule 14D-9 (and such documentation as may be required to be filed with applicable government authorities in Chile) with respect to the tender offer. Investors and holders of Provida shares are strongly advised to carefully read the tender offer statement (including the offer to purchase, the letter of transmittal (or Chilean equivalent, if applicable) and the related tender offer documents) and the related solicitation/recommendation statement when they become available, as they will contain important information, including the various terms of, and conditions to, the tender offer. Once filed, investors and holders of Provida shares will be able to obtain free copies of these documents and other documents filed by MetLife, Inc., Provida and BBVA with the Securities and Exchange Commission at the website of the Commission at www.sec.gov. In addition, the tender offer statement, solicitation/recommendation statement and related materials may be obtained for free when they become available from MetLife, Inc. or Provida.

If commenced, the tender offer shall be governed in accordance with the applicable laws in Chile and in the United States.

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